EXHIBIT 21


                        booktech.com, inc. and Subsidiary

                          Subsidiary of the Registrant

      Subsidiary Name                                    State of Incorporation
      ----------------                                   ----------------------

booktechmass. com, inc.                                      Massachusetts
42 Cummings Park
Woburn, Massachusetts 01801